As filed with the Securities and Exchange Commission on May 5, 2010
File No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
HURON CONSULTING GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	01-0666114 (I.R.S. Employer Identification No.)
550 West Van Buren Street
Chicago, Illinois 60607
(Address of principal executive offices)
Amended and Restated Huron Consulting Group Inc. 2004 Omnibus Stock Plan
(Full title of the plan)
Natalia Delgado
Vice President, General Counsel and Corporate Secretary
Huron Consulting Group Inc.
550 West Van Buren Street
Chicago, Illinois 60607
(Name and Address of Agent for Service)
(312) 583-8700
(Telephone Number, including area code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate
Title of Each Class of Securities to be	Amount to be	Offering Price	Offering	Amount of
Registered	Registered[1]	Per Share[2]	Price[2]	Registration Fee
Common Stock, par value $.01 per share	650,000	$22.74	$14,781,000	$1,053.89

1.	This registration statement shall also cover any additional shares of common stock of the Registrant which may become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plan.

2.	Estimated in accordance with Rules 457 (c) and (h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the NASDAQ Global Market on May 3, 2010 ($22.74).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 (File No. 333-119697 and 333-137107) of Huron Consulting Group Inc. (the “Company”) are incorporated herein by reference. This Registration Statement covers an additional 650,000 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) issuable under the Amended and Restated Huron Consulting Group Inc. 2004 Omnibus Stock Plan.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-10.1
EX-23.2

PART II
Item 8. Exhibits.

Exhibit 5.1	Opinion of Mayer Brown LLP

Exhibit 10.1	Amended and Restated Huron Consulting Group Inc. 2004 Omnibus Stock Plan

Exhibit 23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP

Exhibit 24.1	Power of Attorney (included on signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 5, 2010.

HURON CONSULTING GROUP INC.
By:	/s/ James H. Roth
	Name:	James H. Roth
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY
     We, the undersigned directors and officers of Huron Consulting Group Inc., a Delaware corporation, do hereby constitute and appoint James H. Roth, James K. Rojas and Natalia Delgado, and each of them individually, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Title	Date

/s/ James H. Roth James H. Roth	President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2010

/s/ John McCartney John McCartney	Chairman of the Board	May 5, 2010

/s/ George E. Massaro George E. Massaro	Vice-Chairman of the Board	May 5, 2010

/s/ James K. Rojas James K. Rojas	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 5, 2010

/s/ DuBose Ausley DuBose Ausley	Director	May 5, 2010

/s/ James D. Edwards James D. Edwards	Director	May 5, 2010

/s/ H. Eugene Lockhart H. Eugene Lockhart	Director	May 5, 2010

/s/ John S. Moody John S. Moody	Director	May 5, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
5.1	Opinion of Mayer Brown LLP

10.1	Amended and Restated Huron Consulting Group Inc. 2004 Omnibus Stock Plan

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)